Wayne Schoonmaker
PO Box 717
Wallace ID 83873

To: Board of Directors, Hanover Gold Company, Inc.

This shall serve as notice of my resignation as Secretary/Treasurer of Hanover Gold Company, Inc. effective the date hereof.

Thank you,

Wayne Schoonmaker

Dated: April 11, 2006